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                                                                    Exhibit 23-E







                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-58820) of Duke Energy Corporation (the "Registrant"), and in the Preliminary Prospectus Supplement of the Registrant (the "Preliminary Prospectus Supplement"), via the Form 8-K of the Registrant dated April 9, 2002 of our report dated January 23, 2002 on the consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 2001 and December 31, 2000, and for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 26, 2002 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.


                                        /s/ KPMG LLP


KPMG LLP
New York, New York
April 9, 2002